CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “ Experts” and to the use of our report dated March 20, 2003 included in Amendment No. 1 to the Registration Statement on Form S-4 of Net 1 UEPS Technologies, Inc.

MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

March 31, 2004